UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): December 16, 2016

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On December 16, 2016, Employers Holdings, Inc., (the “Company”) announced the appointment of Mr. Michael S. Paquette as the Executive Vice President and Chief Financial Officer of Employers Holdings, Inc., with responsibility for the Company's Finance, Treasury, and Internal Audit Departments. Mr. Paquette’s employment with the Company will commence on January 1, 2017.
Mr. Paquette, age 53, previously served in several executive positions with Montpelier Re Holdings Ltd. (“Montpelier”) and its subsidiaries and affiliates. Mr. Paquette served as Montpelier’s Chief Financial Officer from 2008 to July 2015 and as Chief Financial Officer of Blue Capital Reinsurance Holdings Ltd, an affiliate of Montpelier, from its inception in 2012 to November 2015. Mr. Paquette also served as Finance Director for Montpelier’s Lloyd’s of London syndicate, Montpelier at Lloyd’s Limited, from 2008 to 2012 and as Montpelier’s Senior Vice President and Controller from 2007 to 2008. From 1989 to 2007, Mr. Paquette served in various senior financial positions with White Mountains Insurance Group, Ltd. and its subsidiaries. Mr. Paquette also served on the audit staff of KPMG LLP from 1985 to 1989. Mr. Paquette holds a Bachelor of Science Degree in Business Administration from the University of Vermont and is a Certified Public Accountant.
Employment Agreement

In connection with Mr. Paquette’s appointment, he and the Company have entered into an employment agreement (the “Employment Agreement”) similar in form to the employment agreements between the Company and each of its current named executive officers, with certain exceptions described below. The term of Mr. Paquette’s Employment Agreement will commence on January 1, 2017, will continue until December 31, 2018, and will terminate on that date unless the Company gives him written notice no later than six months prior to the expiration of the initial term or any successive term, as applicable, of its intent to renew the Employment Agreement for an additional two-year term.
During the term of his Employment Agreement, Mr. Paquette will receive an annual base salary of $450,000, subject to review and adjustment. He will also be entitled to an annual cash incentive during the term of his Employment Agreement based on his and the Company’s performance, as determined in the sole discretion of the Company’s Board of Directors or a committee of the Board. The amount of his minimum annual incentive target percentage will be not less than 55% of his base salary. Furthermore, he will be entitled to those benefits and perquisites that the Company from time to time determines to offer. In connection with his relocation to Reno, Nevada, Mr. Paquette will be provided with relocation and moving benefits (described in Appendix “A” to Mr. Paquette’s Employment Agreement), which include a tax gross-up capped at $160,000.
If, during the term of his Employment Agreement, Mr. Paquette terminates his employment for good reason or his employment is terminated for any reason other than (1) death, (2) disability or (3) by the Company for cause, in each case, other than either during (a) the 18-month period following a change in control of the Company or (b) the six-month period prior to, but in connection with, a change in control of the Company, then he will receive (i) a severance payment equal to one times his base salary payable in bi-weekly installments for 12 months, and (ii) continued medical, dental and vision insurance coverage for 12 months following his termination date.
If, during the term of his Employment Agreement, Mr. Paquette terminates his employment for good reason or his employment is terminated for any reason other than (1) death, (2) disability or (3) by the Company for cause, in each case, either during (a) the 18-month period following a change in control of the Company or (b) the six-month period prior to, but in connection with, a change in control of the Company, then he will receive (i) a lump sum cash payment equal to two times the sum of (x) his base salary and (y) (I) if the Change in Control occurs in 2017, $247,500; or (II) if the Change in Control occurs in 2018, the annual bonus amount earned by Mr. Paquette for 2017, and (ii) continued medical, dental and vision insurance coverage for 18 months following his termination date. In addition, if he would be subject to a golden parachute excise tax imposed pursuant to section 4999 of the Internal Revenue Code, then his payments and benefits will be reduced to the extent necessary so that no amount would be subject to such excise tax if he is better off on an after-tax basis with such payments and benefits so reduced.
In exchange for the severance compensation and the other benefits, if during the term of Mr. Paquette’s Employment Agreement his employment is terminated by either him or the Company for any reason other than by reason of his death, then, in addition to other restrictive covenants, he will be subject to certain non-competition restrictions for 12 months after his termination date, and certain non-solicitation restrictions for 18 months after his termination date. Additionally, he will be required to sign a global release of liability.
In accordance with the Company's policies generally applicable to all employees, if Mr. Paquette's employment is terminated as a result of disability, he would be entitled to a benefit of up to $15,000 per month until he reached age 65. In addition, Mr. Paquette would be entitled to the life insurance benefits that the Company generally provides to its senior executives in an amount equal to three times his annual base salary, subject to a $1.5 million cap.
Mr. Paquette does not have a family relationship with any of the officers or directors of the Company.
There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
A copy of Mr. Paquette’s Employment Agreement is attached as Exhibit 10.1 and is hereby incorporated by reference.  All references to this Employment Agreement in this Current Report are qualified, in their entirety, by the full text of such exhibit.
(b) The employment of Terry Eleftheriou, Executive Vice President and Chief Financial Officer will conclude December 31, 2016.
Item 8.01 Other Events

On December 16, 2016, the Company issued a press release concerning Mr. Paquette’s appointment as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 16, 2016, by and between Employers Holdings, Inc. and Michael S. Paquette
99.1	Employers Holdings, Inc. press release, dated December 16, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	December 16, 2016	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel